Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-198392 on Form S-11 of our report dated August 26, 2014, relating to the combined consolidated financial statements of Paramount Predecessor appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 26, 2014, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche, LLP

New York, NY

November 6, 2014